UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 5
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50142	20-4956638

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)
1115 ORLANDO AVENUE
ROSEVILLE, CA 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 745-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     As previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2007 (the “Original Filings”) and amended on January 23, 2007 and August 9, 2007, in August 2006, Solar Power, Inc., a California corporation, and Dale Renewables Consulting, Inc. (“DRCI”) completed the Agreement and Plan of Merger (the “Merger Agreement”), including the Assignment and Interim Operating Agreement (the “Operating Agreement”) which was an exhibit to the Merger Agreement,. The Operating Agreement obligated Solar Power, Inc., a California corporation, to provide all financing necessary for DRCI’s operations subsequent to June 1, 2006 until the consummation of the acquisition in exchange for all the revenues generated from its operations. The Operating Agreement also provided that Solar Power, Inc. was to provide all management activities of DRCI on its behalf from June 1, 2006 until the consummation of the acquisition.
     We are filing this Form 8-K/A (“Form 8-K/A5”) to reflect corrections in the prior filings to the purchase price of the acquisition of DRCI, and corrections to certain errors in our interim unaudited financial statements as explained in Note 17 — Restatement Interim Period, Nine Months Ended September 30, 2006 (Unaudited). We have corrected errors in the following sections of the prior filings: Item 2.01 relating to completion of the acquisition and Item 9.01 relating to financial information and exhibits. The following table shows the effect of these changes:

	For the Nine Months Ended September
	30, 2006 (Unaudited)
	As previously
Purchase Price Allocation	reported	As Restated
Inventories	$35,341	$35,341
Other current assets	968,281	637,089
Plant and equipment	9,027	7,995
Goodwill	701,493	434,948
Deferred tax liability	(267,577)	—

Purchase price payable	$1,446,565	$1,115,373

	January 18, 2005 (date of		For the Nine Months Ended		January 18, 2005 (date of inception)
	inception) to December 31, 2005		September 30, 2006 (unaudited)		to September 30, 2005
	As Previously		As Previously		As Previously
Consolidated Statements of Operations	Reported	As Restated	Reported	As Restated	Reported	As Restated
Revenue	$—	$—	$3,304,890	$2,924,090	$—	$—
Cost of goods sold	409,828	484,146	1,876,281	1,644,836	325,558	350,823
Gross profit	961,903	887,585	1,428,609	1,279,254	837,715	812,450
Selling expenses	74,886	568	105,681	366,367	25,265	—
Other operating income			42,302	4,323
Income (loss) before income taxes			111,141	(336,879)
Income tax (benefit) expense			(112,819)	58,736
Net income (loss)			223,960	(395,615)

Consolidated Balance Sheet

Prepaid expenses and other current assets			$1,028,238	$998,997
Total current assets			3,755,928	3,726,687
Plant and equipment			139,154	138,122
Goodwill			701,493	434,948
Deferred tax asset			46,281	—
Total assets			4,642,856	4,299,757
Accrued liabilities and other current liabilities			1,692,928	2,111,707
Income taxes payable			180,000	37,697
Total current liabilities			4,515,531	4,792,007
Retained earnings (deficit)			109,376	(510,199)
Total stockholders’ equity (deficit)			127,325	(492,250)
Total liabilities and stockholders’ equity			4,642,856	4,299,757

Consolidated Statements of Stockholders’ Equity

Net income (loss) (unaudited) September 30, 2006
Retained earnings (deficit) column			223,960	(395,615)
Total stockholders’ equity (deficit) column			223,960	(395,615)
Balance at September 30, 2006 (unaudited)
Retained equity (deficit) column			109,376	(510,199)
Total stockholders’ deficit column			127,325	(492,250)

Consolidated Statements of Cash Flows

Net income (loss)			223,960	(395,615)
Prepaid expenses and other current assets			14,374	(287,577)
Deferred tax asset			(292,819)	21,039
Other accrued liabilities and other current liabilities			156,472	906,443
Income taxes payable			180,000	37,697
     We are only amending those parts of our Original Filings that have been changed as disclosed in this Form 8-K/A5. Except as disclosed in this Form 8-K/A5, we have not otherwise modified, or updated disclosures presented in the Original Filings. Accordingly, this Form 8-K/A5 does not reflect events occurring after the filing of our Original Filings or modify or update those disclosures affected by subsequent events. Information not affected by this Form 8-K/A4 is unchanged and reflects disclosure made at the time of the Original Filings. This Form 8-K/A5 should be read in conjunction with the Original Filings.
     Additionally, we have added interim financial information to the financial statements of Dale Renewables Consulting, Inc. for the nine month periods ended September 30, 2006 and 2005.

Explanatory Note
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
     Except for statements of historical facts, this section contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,” “expects,” “may,” “will,” “should,” “forecast,” or “anticipates,” or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors.”
     The following discussion regarding our financial statements should be read in conjunction with the financial statements included in this Form 8-K/A.
     The following discussion regarding Solar Power, Inc., a California corporation and Dale Renewables Consulting, Inc., a California corporation (“DRCI”) financial statements should be read in conjunction with the financial statements of Solar Power, Inc., a California corporation and DRCI included in this Form 8-K/A. Except for the financial statements attached as Exhibits to this Form 8-K/A, references to “we”, “our”, or “us” in this section refers historically to the operations of Solar Power, Inc., a California corporation and DRCI, and references to the “Company” refers to Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.).
Overview
     Solar Power, Inc. a California corporation is currently engaged in manufacturing and sale of cable, wire and mechanical assemblies and in designing, distributing and installing complete photovoltaic systems for industrial, commercial and residential facilities located primarily in the United States. As a result of the Merger described below, the Solar Power, Inc. a Nevada corporation (formerly Welund Fund, Inc.)’s operations are now conducted through its wholly owned subsidiary, Solar Power, Inc., a California corporation, and its wholly-owned subsidiaries located in China. Solar Power, Inc., a California corporation is in the process of expanding its distribution by developing a franchise operation to design and install solar power systems.
Critical Accounting Policies and Estimates
     The discussion and analysis of our financial condition presented in this section are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”). During the preparation of our financial statements we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to sales returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

Business Combinations
     We account for business combinations in accordance with Financial Accounting Standards Board (“FASB”) Statement (“SFAS”) No. 141, Business Combinations. On December 29, 2006, we completed the merger contemplated by the certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, Second Amendment to the Agreement and Plan of Merger dated December 1, 2006, and Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement”), by and among the Company, Solar Power, Inc. a California corporation, and the Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.)’s wholly-owned subsidiary, Welund Acquisition Corp., a Nevada corporation (“Merger Sub”) as previously reported on Current Reports on Form 8-K filed with the SEC on August 29, 2006, October 26, 2006, December 6, 2006, and December 22, 2006, pursuant to which the Merger Sub merged with and into Solar Power, Inc., a California corporation with Solar Power, Inc., a California corporation surviving as the Company’s wholly owned subsidiary (the “Merger”).
Goodwill
     Goodwill and Other Intangibles assets—Costs in excess of the fair value of tangible and other intangible assets acquired and liabilities assumed in a purchase business combination are recorded as goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that companies no longer amortize goodwill, but instead test for impairment at least annually using a two-step approach. We evaluate goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss
     As a result of its acquisition of DRCI, Solar Power, Inc., a California corporation recorded goodwill in the amount of $434,948 on its balance sheet.
     On November 15, 2006, Solar Power, Inc., a California corporation, completed the acquisition of DRCI, paying US$1,115,373 in cash in exchange for 100% of the outstanding shares of DRCI. Funds for the acquisition payment were provided on behalf of Solar Power, Inc., a California corporation by Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.). Solar Power, Inc., a California corporation and Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) have agreed to merge in a reverse acquisition.
     By virtue of control, funding, operation and obligation, the acquisition of DRCI became effective on June 1, 2006. As a result, the interim financials of Solar Power, Inc., a California corporation, include the results of operations of DRCI subsequent to June 1, 2006 and the purchase price was allocated to the acquired assets and liabilities as of June 1, 2006.
     Revenue recognition —In Solar Power, Inc., a California corporation’s cable and wire assembly business Solar Power, Inc., a California corporation, recognizes the sales of goods when there is evidence of an arrangement, title and risk of ownership have passed (generally upon delivery), the price to the buyer is fixed or determinable and collectibility is reasonably assured. Generally there are no formal customer acceptance requirements or further obligations related to Solar Power, Inc.’s, a California corporation assembly services once it ships its products. Customers do not have a general right of return on products shipped therefore Solar Power, Inc., a California corporation, makes no provisions for returns. It makes a determination of its customer’s credit worthiness at the time it accepts their order.
     For photovoltaic systems product sales revenue is recognized when there is evidence of an arrangement, title and risk of ownership have passed (generally upon delivery), the price to the buyer is fixed or determinable and collectibility is reasonably assured. Customers do not have a general right of return on products shipped therefore we make no provisions for returns.
     Revenue on photovoltaic system construction contracts is recognized using the percentage of completion method of accounting. At the end of each period, Solar Power, Inc., a California corporation measures the cost incurred on each project and compares the result against its estimated total costs at completion. The percentage derived from this comparison multiplied by the contract price determines the amount of revenue to be recognized. Payment terms are generally defined by the contract and as a result may not match the timing of the costs incurred by Solar Power, Inc., a California corporation and the related recognition of revenue. Such differences are recorded as costs and estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. Solar Power, Inc., a California corporation, determines its customer’s credit worthiness at the time the order is accepted. Sudden and unexpected changes in customer’s financial condition could put recoverability at risk.
     Solar Power, Inc., a California corporation’s revenue recognition procedure is highly dependent on establishing our initial estimated total cost of completion for each project. Initial estimates are compiled using standard project templates that identify each system component and work activity required for a photovoltaic system implementation. Project managers, who have detailed knowledge of the project, finalize the estimates by incorporating pricing and design changes as well as manpower requirements. Projects with estimated costs in excess of $50,000 are subject to additional review. Our estimates to date have been reasonably accurate. Material variances, where the gross margin has changed more than five percent, have occurred on less than ten percent of our completed projects. We do not anticipate any material changes to the methodology of our estimates or assumptions in the future.
     In Solar Power, Inc., a California corporation’s, solar photovoltaic business contract costs include all direct material and labor costs and those indirect costs related contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling and general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined
     Inventories — Certain factors could impact the realizable value of Solar Power, Inc., a California corporation’s inventory, so it continually evaluates the recoverability based on assumptions about customer demand and market conditions. The evaluation may take into consideration historic usage, expected demand, anticipated sales price, product obsolescence, customer concentrations, product merchantability and other factors. The reserve or write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results.
     Income taxes — Solar Power, Inc., a California corporation, accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon the weight of available evidence, including expected future earnings. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. Should we determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, we would record an adjustment to the deferred tax asset valuation allowance. This adjustment would increase income in the period such determination is made.
Its operations include manufacturing activities outside of the United States. Profit from non-U.S. activities is subject to local country taxes but not subject to United States tax until repatriated to the United States. It is our intention to permanently reinvest these earnings outside the United States. The calculation of tax liabilities involves dealing with uncertainties in the application of complex global tax regulations. It recognizes potential liabilities for anticipated tax audit issues in the United States and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when we determine the liabilities are no longer necessary. If the estimate of tax liabilities proves to be less than the ultimate tax assessment, a further charge to expense would result.
     Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. With respect to the acquisition of DRCI by Solar Power, Inc., a California corporation, we estimated the fair value of contracts acquired based on certain assumptions to be approximately $637,000. Solar Power, Inc., a California corporation, estimated the value of each contract opportunity acquired by estimating the percentage of contracts that would be signed and by applying a comparable acquisition cost to each contract based on our current sales subcontractor commission rates.
     Foreign currency translation — The consolidated financial statements of the Solar Power, Inc. are presented in U.S. dollars as the it and its subsidiaries conduct substantially all of their business in U.S. dollars.
     All transactions in currencies other than functional currencies during the year are translated at the exchange rates prevailing on the transaction dates. Related accounts payable or receivable existing at the balance sheet date denominated in currencies other than the functional currencies are translated at period end rates. Gains and losses resulting from the translation of foreign currency transactions and balances are included in income.
Geographical Information
     Solar Power, Inc., a California corporation, has two reportable segments: (1) cable, wire mechanical assemblies and processing sales (“Cable, wire and mechanical assemblies”) and (2) photovoltaic installation, integration and solar panel sales (“Photovoltaic installation, integration and sales”). Solar Power, Inc., a California corporation, reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.
The accounting policies of the segments are the same as those described in the summary of significant accounting policies
Recent Accounting Pronouncement
     In December 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R). As a result, SFAS 123(R) will be effective from the beginning of the first annual reporting period after June 15, 2005, which is the period ending December 31, 2006 for Solar Power, Inc., a California corporation. In November 2006, Solar Power, Inc., a California corporation adopted an equity incentive plan and has subsequently granted restricted stock awards and options in the total amount of 2,000,000 shares of its common stock.
     In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29”. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which is the fiscal year ending December 31, 2006. The adoption of SFAS No. 153 does not have a material effect on Solar Power, Inc., a California corporation’s, consolidated financial position or results of operations.
     In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13 “Accounting for Purchase and Sales of Inventory with the Same Counterparty”. EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purpose of applying APB Opinion No. 29, “Accounting for Non-monetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. Solar Power, Inc., a California corporation, is evaluating the effect of the adoption of EITF 04-13. It is not expected to have a material impact on Solar Power, Inc., a California corporation’s, financial position, results of operations or cash flows.
     In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 does not have a material affect on Solar Power, Inc., a California corporation’s, financial position, results of operations or cash flows.
     In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 does not have a material effect on Solar Power, Inc., a California corporation’s, consolidated financial position or results of operations.
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income

Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. Solar Power, Inc., a California corporation’s, is currently evaluating the provisions of FIN 48.
     On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable of the fiscal 2008. Solar Power, Inc., a California corporation, does not expect SAB 108 to have any impact on the consolidated financial statements.
     In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Solar Power, Inc., a California corporation, does not expect SFAS No. 157 to have any impact on the consolidated financial statements.
Recent Events
     On December 28, 2006, prior to the Merger, Solar Power, Inc., a California corporation acquired several contracts and a list of prospects from Sundance Power, LLC. SPI paid an up front deposit of $75,000 in cash and issued 75,000 shares of restricted common stock of Solar Power, Inc., a California corporation. An additional $175,000 in cash and $175,000 in stock can be earned by the Sundance Power, LLC shareholders based upon the successful performance of the contracts acquired.
     On December 29, 2006, the merger with Solar Power, Inc., a California corporation, was completed and as a result Solar Power, Inc., a California corporation, became the Company’s wholly owned subsidiary. The merger resulted in a change of control in the Company’s management. The Company’s directors now consist of Mr. Kircher, Mr. Kelley, Mr. Cohan, Mr. Nyman, and Mr. Regan and the Company’s executive officers consist of Mr. Kircher, as Chief Executive Officer, and Mr. Carnahan, as Chief Financial Officer. In connection with the Merger, the Company issued the existing shareholders of Solar Power, Inc., a California corporation, and an aggregate of 14,500,000 shares of the Company’s restricted common stock and substituted 2,000,000 restricted stock awards and options of Solar Power, Inc., a California corporation, with the Company’s restricted stock awards and options to purchase shares of the Company’s common stock.
     As a result of the Merger, all amounts of indebtedness owed to Solar Power, Inc. a Nevada corporation (formerly Welund Fund, Inc.) by Solar Power, Inc., a California corporation, totaling $3,746,565, have been eliminated through consolidation.
RESULTS OF OPERATION
For the Period from January 18, 2005 (date of inception) through September 30, 2006
     Net revenue — For the period from January 18, 2005 (date of inception) through September 30, 2005, Solar Power, Inc., a California corporation has recognized revenues of $1,163,273, principally from manufacturing cable, wire and mechanical assemblies. For the nine-month period from January 1, 2006 to September 30, 2006, Solar Power, Inc., a California corporation, recognized revenues of $2,924,090 principally from manufacturing and selling cable, wire and mechanical assemblies as well as from distributing and installing complete photovoltaic systems. This 151.4% year-over-year growth was attributed to both increased sales opportunities for the manufacturing segment and by new sales opportunities generated by Solar Power, Inc., a California’s, DRCI acquisition. By virtue of controlling, operating, funding and assuming all obligations, we have included the revenues from our DRCI acquisition for the four months from June 1, 2006, through September 30, 2006.
     Cost of goods sold — Cost of goods sold for the period from January 18, 2005 (date of inception) through September 30, 2005 totaled $350,823 compared to $1,644,836 for the nine-months ended September 30, 2006. Total cost of revenue was 30.2% and 56.3%, respectively for the comparable periods. The increase reflects a change in our manufacturing product line mix related to photovoltaic systems.
     Selling, general and administrative expenses — During the period from January 18, 2005 (date of inception) through September 2005, Solar Power, Inc., a California corporation, incurred selling, general and administrative expenses totaling $651,167, principally consisting of employee compensation, travel, insurance, consulting fees, and rent expense. In comparison, for the period from January 1, 2006 to September 30, 2006, Solar Power, Inc., a California corporation, incurred $1,598,903, reflecting a 146% increase from the prior year. The increase can be attributed to increased sales and acquiring additional resources to focus on building the distribution and installation of our photovoltaic systems.
     Net income (loss) – Solar Power, Inc., a California corporation’s, net income for the period from January 18, 2005 (date of inception) through September 30, 2005, was $121,052. In comparison, for the period from January 1, 2006 to September 30, 2006, Solar Power, Inc., a California corporation, recorded a $395,615 loss. The net loss is attributed to the start-up of our solar photovoltaic design and installation business.
LIQUIDITY AND CAPITAL RESOURCES
     Solar Power, Inc., a California corporation, incurred a net loss of $395,615 for the nine months ended September 30, 2006 and net income of $121,052 for the period January 18, 2005 (date of inception) through September 30, 2005. Solar Power, Inc, a California corporation also has an accumulated deficit of $510,199 as of September 30, 2006.
     During the nine months ended September 30, 2006 Solar Power, Inc., a California corporation, experienced a decrease in cash and cash equivalents of $18,359. The components of the decrease were cash used in operating activities of $1,640,944, cash used in investing activities of $120,363 offset by cash from financing activities of $ 1,742,948. The major component of cash used in operating activities was an increase in accounts receivable of $1,518,260. Cash used in investing activities was $120,363 for the purchase of plant and equipment. The $1,742,948 generated from financing activities consisted of $1,725,000 from affiliate loans and $17,948 from capital contributions.
     Cash used in operations was influenced primarily by revenue growth through the increase in accounts receivable, inventory and accounts payable.
Accounts receivable, net
     Solar Power, Inc., a California corporation’s, accounts receivable, net of allowances, were $1,572,943 and $54,683 for the periods ended September 30, 2006 and 2005 respectively. In this comparative period the contributing factor to increased accounts receivable was increased sales.
Inventories
     Solar Power, Inc., a California corporation’s, inventories were $1,102,975 and $80,327 for the periods ended September 30, 2006 and 2005, respectively, an increase of $1,022,648. We attribute this increase to purchases of material to ramp our solar business unit.
Accounts payable
     Solar Power, Inc., a California corporation’s, accounts payable was $491,198 and $82,187 for the periods ended September 30, 2006 and 2005, respectively an increase of $409,011. We attribute this increase to our increased inventory levels associated with the ramping of our solar business unit.

Financing and Plan of Operations
     In connection with the private placement of Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.)’s Common Stock (the “Offering”), Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.), issued 16,000,000 shares of its Common Stock at $1.00 for gross proceeds of $16,000,000 during September and October 2006. At September 30, 2006, Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) had assets totaling $11,088,187, including $9,650,779 of cash and various receivables totaling $1,437,408. Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.)’s assets are principally the result of the issuance of 10,809,979 shares of its Common Stock during September 2006 at $1.00 per share. At September 30, 2006, Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) also had total liabilities of $698,484, principally consisting of a payable to Roth Capital and estimated registration costs in connection with the Offering. Through November 15, 2006, Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) used $3,746,565 of the proceeds raised from the Offering to make loans to Solar Power, Inc,, a California corporation.
     Since inception, Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) has financed its operations primarily through the private placement of its equity securities. In light of the Merger, Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.)’s plan and focus for the next 12 months will be, through its wholly owned subsidiary, Solar Power, Inc., a California corporation, setting up its solar panel manufacturing facility, building its products, generating new customers, and organizing its distribution model through the development of a franchise network. With the proceeds from the Offering, Solar Power, Inc., a Nevada corporation (former Welund Fund, Inc.) believes it has sufficient working capital to satisfy its working capital requirements to fund operations at their anticipated levels for the foreseeable future.
     Solar Power, Inc., a California corporation expects to use proceeds from the Offering of Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) to expand the China manufacturing facility, ramp its sales, marketing and integration resources. Solar Power, Inc. a California corporation expects to obtain additional capital resources by selling territorial franchise rights and by obtaining debt or receivable financing. In the short term Solar Power, Inc., a California corporation, does not expect any material change in the mix or relative cost of its capital resources. As of December 31, 2006, Solar Power, Inc., a California corporation had approximately $11,394,000 in cash and cash equivalents.
     Currently, the supply of solar panels has been constrained. As a result, it has been necessary to be proactive in obtaining enough short-term supply of solar panels to meet several near-term contract installation dates. All panel purchases have been prepaid prior to the manufacturer shipping the product. On numerous occasions, we have ordered our projected supply several months in advance. This inventory build-up has an adverse affect on cash flow and carries a pricing risk if the available supply of solar panel prices decreases significantly.
     Solar Power, Inc., a California corporation is using its working capital to ramp up our manufacturing capacity to build photovoltaic (PV) products and to expand our distribution and installation of solar systems. This growth process requires a significant allocation of working capital to fulfill our goals. We intend to work with third-party financing sources to fund the purchases of our customers’ photovoltaic systems.

Capital Expenditures
     The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

					More
Contract Obligations at December 31,		Less than 1			than 5
2006	Total	year	1-3 years	3-5 years	years

Long term debt
Loan payable	245,000	245,000	—	—	—
Loan payable — related party	335,000	335,000	—	—	—

	580,000	580,000	—	—	—

Lease obligations
Shenzhen factory	493,200	164,400	328,800	—	—
Granite Bay corporate office	252,460	81,816	170,644	—	—
Shenzhen housing	54,216	17,136	37,080	—	—

	799,876	263,352	536,524	—	—

Capital expenditures

Shenzhen factory renovations	113,268	113,268	—	—	—

Total contractual obligations	1,493,144	956,620	536,524	—	—

     The above table outlines our obligations as of December 31, 2006 and does not reflect any changes in our obligations that have occurred after that date.
Off-Balance Sheet Arrangements
     At January 13, 2006, we did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

Solar Power, Inc., a California corporation
Report of BDO McCabe Lo Limited, an Independent Registered Public Accounting Firm
Consolidated Balance Sheets of Solar Power, Inc., a California corporation, as of December 31, 2005 (audited) and September 30, 2006 (unaudited) (restated)
Consolidated Statements of Income of Solar Power, Inc., a California corporation, for the period January 18, 2005 (date of inception) through December 31, 2005 (audited), for the nine month period ended September 30, 2006 (unaudited) and for the period January 18, 2005 (date of inception) through September 30, 2005 (unaudited)
Consolidated Statements of Stockholder’s Equity for Solar Power, Inc., a California corporation, for the period January 18, 2005 (date of inception) through December 31, 2005 (audited) and for the nine month period ended September 30, 2006 (unaudited) (restated)
Consolidated Statements of Cash Flows of Solar Power, Inc., a California corporation, for the period January 18, 2005 (date of inception) through December 31, 2005 (audited), for the nine month period ended September 30, 2006 (unaudited) (restated) and for the period January 18, 2005 (date of inception) through September 30, 2005 (unaudited)
Notes to Consolidated Financial Statements
Dale Renewables Consulting, Inc., a California corporation
Independent Auditor’s Report
Balance Sheet of Dale Renewables Consulting, Inc. as of December 31, 2005
Statements of Operations for period From July 26, 2005 (date of inception) to December 31, 2005
Statement of Stockholders’ Deficit for period from July 26, 2005 (date of inception) to December 31, 2005
Statement of Cash Flows for period from July 26, 2005 (date of inception) to December 31, 2005
Notes to Financial Statements
(b)	Pro Forma Financial Information

Pro Forma Financial Information Introductory Notes

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (Unaudited)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year

Ended December 31, 2005 (Unaudited)

Solar Power, Inc. Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a Nevada Corporation

Dated: September 12, 2007	/s/ Stephen C. Kircher
Stephen C. Kircher
Chief Executive Officer

INDEX OF FINANCIAL STATEMENTS
(a)	Financial Statements of Business Acquired

Solar Power, Inc., a California corporation
Report of BDO McCabe Lo Limited, an Independent Registered Public Accounting Firm
Consolidated Balance Sheets of Solar Power, Inc., a California corporation, as of December 31, 2005 (audited) and September 30, 2006 (unaudited) (restated)
Consolidated Statements of Income of Solar Power, Inc., a California corporation, for the period January 18, 2005 (date of inception through December 31, 2005 (audited) for the nine month period ended September 30, 2006 (unaudited) (restated) and for the period January 18, 2005 (date of inception) through September 30, 2005 (unaudited)
Consolidated Statements of Stockholder’s Equity for Solar Power, Inc., a California
corporation, for period January 18, 2005 (date of inception) through December 31, 2005 (audited) and for the nine month period ended September 30, 2006 (unaudited) (restated)
Consolidated Statements of Cash Flows of Solar Power, Inc., a California corporation, for the period January 18, 2005 (date of inception) through December 31, 2005 (audited), for the nine month period ended September 30, 2006 (unaudited) (restated) and for the period January 18, 2005 (date of inception) through September 30, 2005 (unaudited)
Notes to Consolidated Financial Statements
Dale Renewables Consulting, Inc., a California corporation
Independent Auditor’s Report
Balance Sheet of Dale Renewables Consulting, Inc. as of December 31, 2005
Statements of Operations for the nine months ended September 30, 2006 (unaudited), the period July 26, 2005 (date of inception) to September 30, 2006 (unaudited), the period July 26, 2005 (date of inception) to September 30, 2005 (unaudited) and the period From July 26, 2005 (date of inception) to December 31, 2005
Statement of Stockholders’ Deficit for period from July 26, 2005 (date of inception) to December 31, 2005
Statement of Cash Flows for the nine months ended September 30, 2006 (unaudited), the period July 26, 2005 (date of inception) to September 30, 2006 (unaudited), the period July 26, 2005 (date of inception) to September 30, 2005 (unaudited) and the period from July 26, 2005 (date of inception) to December 31, 2005
Notes to Financial Statements
(b)	Pro Forma Financial Information

Pro Forma Financial Information Introductory Notes

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (Unaudited)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for January 18, 2005 (date of inception) to December 31, 2005 (Unaudited)

Solar Power, Inc. Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Solar Power, Inc.
We have audited the accompanying consolidated balance sheet of Solar Power, Inc. (formerly International Assembly Solutions, Limited) and subsidiaries (the “Company”) as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the period from January 18, 2005 (date of inception) to December 31, 2005 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Solar Power, Inc. and subsidiaries as of December 31, 2005 and the consolidated results of their operations and their cash flows for the period from January 18, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited
Hong Kong, December 29, 2006

SOLAR POWER, INC.
(a California corporation)
CONSOLIDATED BALANCE SHEETS

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$64,385	$46,026
Accounts receivable, less allowances for doubtful accounts of US$ nil and US$ nil, at December 31, 2005 and September 30, 2006, respectively	54,683	1,572,943
Amounts due from affiliates (note 10)	—	5,746
Inventories (note 4)	80,327	1,102,975
Prepaid expenses and other current assets (note 5)	74,331	998,997	(1)

Total current assets	273,726	3,726,687	(1)
Plant and equipment, net (note 6)	15,463	138,122	(1)
Goodwill (note 1)	—	434,948	(1)
Deferred tax assets, net (note 8)	21,039	—

Total assets	$310,228	$4,299,757	(1)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term loans from affiliates (note 10)	$245,000	$1,970,000
Accounts payable	82,187	491,198
Accrued payroll and employee benefits	7,733	162,256
Other accrued liabilities and other current liabilities (note 7)	89,891	2,111,707	(1)
Amounts due to affiliates (note 10)	—	19,149
Income taxes payable (note 8)	—	37,697	(1)

Total current liabilities	424,811	4,792,007	(1)

Stockholders’ equity:
Common stock, par value $0.001 per share; authorized 20,000,000 stock, 14,000,000 shares issued and outstanding at December 31, 2005 and 14,000,000 shares at September 30, 2006	14,000	14,000
Additional paid-in capital	(13,999)	3,949
Retained earnings (deficit)	(114,584)	(510,199	)(1)

Total stockholders’ equity (deficit)	(114,583)	(492,250	)(1)

Total liabilities and stockholders’ equity	$310,228	$4,299,757	(1)

(1)	As restated, see Note 17
See accompanying notes to consolidated financial statements.

SOLAR POWER, INC.
(a California corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS

	January 18, 2005				January 18, 2005
	(date of inception)				(date of inception)
	to December 31,		Nine Months Ended		to September 30,
	2005		September 30, 2006		2005
	(Audited)		(Unaudited)		(Unaudited)
	(Restated)		(Restated)		(Restated)
Revenue (note 9)	$1,371,731		$2,924,090	(1)	$1,163,273
Cost of goods sold	(484,146	)(1)	(1,644,836	)(1)	(350,823	)(1)

Gross profit	887,585	(1)	1,279,254	(1)	812,450	(1)
Operating expenses
Selling expenses	(568	)(1)	(366,367)		—
General and administrative expenses	(1,013,289)		(1,232,536	)(1)	(651,167	)(1)

Total operating expenses	(1,013,857)		(1,598,903	)(1)	(651,167)

Net operating loss	(126,272)		(319,649	)(1)	161,293
Other income
Interest expense, net	(11,367)		(21,553)		(6,444)
Exchange gain	—		—		640
Other income, net	2,016		4,323	(1)	—

Total other income, net before income taxes	(9,351)		(17,230)		(5,804)

Income (loss) before taxes	(135,623)		(336,879	)(1)	155,479
Income taxes (note 8)	21,039		(58,736	)(1)	(34,427)

Net income (loss)	$(114,584)		$(395,615	)(1)	$121,052

(1)	As restated, see Note 17
See accompanying notes to consolidated financial statements

SOLAR POWER, INC.
(a California Corporation)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD JANUARY 18, 2005 (DATE OF INCEPTION) THROUGH
DECEMBER 31, 2005
AND FOR THE NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2006 (UNAUDITED)

	Common stock					Total
						stock-
	Stock		Additional	Retained		holders'
	outstanding	Amount	paid-in capital	deficit		deficit

Contribution of capital	14,000,000	$14,000	($13,999)	$—		$1
Net loss	—	—	—	(114,584)		(114,584)

Balance at December 31, 2005	14,000,000	14,000	(13,999)	(114,584)		(114,583)
Contribution of capital (unaudited)	—	—	17,948	—		17,948
Net loss (unaudited)	—	—	—	(395,615	)(1)	(395,615	)(1)

Balance at September 30, 2006 (unaudited)	14,000,000	$14,000	$3,949	$(510,199	)(1)	$(492,250	)(1)

(1)	As restated, see Note 17
See accompanying notes to consolidated financial statements.

SOLAR POWER, INC.
(a California Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	January 18, 2005			January 18, 2005
	(date of inception)	Nine Months Ended		(date of inception)
	to December 31,	September 30, 2006		to September 30,
	2005	(Unaudited)		2005
	(Audited)	(Restated)		(Unaudited)
Cash flows from operating activities:
Net loss	$(114,584)	$(395,615	) (1)	121,052
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of business combinations:
Depreciation	1,686	5,699		847
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(54,683)	(1,518,260)		(120,376)
Amounts due from affiliates	—	(5,746)		(245,868)
Inventories	(80,327)	(987,307)		(33,309)
Prepaid expenses and other current assets	(74,331)	(287,577	) (1)	(18,162)
Deferred tax asset	(21,039)	21,039		—
Accounts payable	82,187	409,011		7,545
Accrued payroll and employee benefits	7,733	154,523		10,227
Other accrued liabilities and other current liabilities	89,891	906,443	(1)	58,541
Amounts due to affiliates	—	19,149		235,960
Income taxes payable	—	37,697	(1)	34,427

Net cash used in operating activities	(163,467)	(1,640,944)		50,884
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(17,149)	(120,363)		(17,100)

Net cash used in investing activities	(17,149)	(120,363)		(17,100)
Cash flows from financing activities:
Contribution of capital	1	17,948		1
Loans from affiliates	245,000	1,725,000		—

Net cash provided by financing activities	245,001	1,742,948		1
Increase (decrease )in cash and cash equivalents	64,385	(18,359)		33,785
Cash and cash equivalents at beginning of period		64,385

Cash and cash equivalents at end of period	$64,385	$46,026		$33,785

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—		$—

Cash paid for income taxes	$—	$—		$—

In connection with the acquisition of Dale Renewables Consulting, Inc. (“DRCI”), the Company paid $1,115,373 in cash and acquired the following fair-valued assets:
Current Assets
Inventory		$35,341
Other current assets		637,089

Total current assets		672,430

Non-current assets
Property, plant and equipment		7,995
Goodwill		434,948

		442,943

Total cash paid for the acquisition		$1,115,373

(1)	As restated, see Note 17
The accompanying notes are an integral part of these financial statements

1. Organization and Basis of Financial Statements
          Solar Power Inc. (the “Company”) is a corporation incorporated under the laws of the State of California. The Company was incorporated in California on May 22, 2006.
     On August 6, 2006, the Board of Directors of the Company passed a resolution to enter into share exchange agreement with all the shareholders of International Assembly Solutions, Limited (“IAS HK”), which was incorporated in Hong Kong on January 18, 2005 with limited liability and was majority owned by the major shareholder of the Company. Pursuant to the share exchange agreements, the equity owners of IAS HK transferred all their equity interest in IAS HK to the Company in exchange for a total of 14,000,000 shares at par value of US$0.001 each of the Company in November 2006 and IAS HK became a wholly owned subsidiary of the Company. Being a group reorganization entered into among entities under common control, the Company combined the historical financial statements of IAS HK and its wholly owned subsidiary, IAS Electronics (Shenzhen) Co., Ltd. (“IAS Shenzhen”). The accompanying consolidated financial statements have been restated on a retroactive basis to reflect the 14,000,000 shares of common stock outstanding for all periods presented.
     In May 2006, the Company and the shareholders of Dale Renewables Consulting, Inc., (“DRCI”), a California corporation engaged in photovoltaic installation, integration and sales, agreed in principle on the acquisition of DRCI by the Company with an effective date of June 1, 2006. In June 2006, prior to the finalization of the acquisition agreement, DRCI’s personnel moved into the offices of the Company and combined its operations with that of the Company. In August 2006, the Company and DRCI formalized the Agreement and Plan of Merger (the “Merger Agreement”) and the Assignment and Interim Operating Agreement (the “Operating Agreement”) was entered into among the Company, DRCI and Dale Stickney Construction, Inc., a California corporation and the parent company of DRCI (“DSCI”). The Company and SPI Nevada have agreed to merge in a reverse acquisition. The Operating Agreement obligated the Company to do the following from June 1, 2006:
1.	Combine DRCI’s operations with the Company’s, including labor force;

2.	Provide all financing necessary for DRCI’s operations;

3.	Absorb 100% of the results of DRCI’s operations; and

4.	Provide all management services to DRCI until the consummation of the acquisition.
     DRCI was a variable interest entity under FIN 46(R), paragraphs 5a and 9, in that DRCI did not have equity capital at August 20, 2006. The Company absorbed DRCI’s expected losses and residual returns starting on June 1, 2006. In addition, the Company remained the primary beneficiary of DRCI and did not reallocate its right to absorb any losses or receive any expected residual returns.
     As a result of the above, the Company became the primary beneficiary of DRCI on June 1, 2006 and DRCI was a variable interest entity as of June 1, 2006 in accordance with paragraphs 5.a and 5.b of FIN 46 (R), “Consolidation of Variable Interest Entities”. The Company had a contractual agreement to absorb 100% of DRCI’s operations as of June 1, 2006. In addition, the Company did not reallocate any of DRCI’s expected losses or residual returns. Consequently the Company became the primary beneficiary of DRCI’s operations and consolidated the results of operations as of that date. Also as required under paragraphs 18 and 21 of FIN 46 (R), the assets and liabilities of DRCI were measured at their estimated fair values at the date the Company became the primary beneficiary as if the initial consolidation had resulted from a business combination.
     In November 2006, Solar Power, Inc. completed the acquisition of DRCI, acquiring 100% of the outstanding shares of DRCI. By virtue of the rights and obligations assumed by the Company under the Operating Agreement, the acquisition of DRCI became effective on June 1, 2006. As a result, the financial statements of the Company include the results of operations of DRCI subsequent to June 1, 2006 and the purchase price was allocated to the acquired assets as of June 1, 2006. Funds for the acquisition payment were provided on behalf of the Company by Solar Power, Inc. (Nevada), formerly known as Welund Fund Inc., (“SPI Nevada”).
     The Company has preliminarily allocated the purchase price of US$ 1,115,373 to estimated fair values of the acquired assets and liabilities as follows:

(Unaudited) (Restated)
Inventories	$35,341
Other current assets	637,089
Plant and equipment	7,995
Goodwill	434,948

Purchase price payable	1,115,373

     The estimated fair values of the acquired assets and liabilities may change as the Company completes its valuation procedures and as all direct acquisition costs are determined. The final adjustments resulting from this process are not expected to be material.
     The Company, through its wholly owned subsidiaries, IAS HK and IAS Shenzhen, currently manufactures and sells cable, wire and mechanical assemblies and is expanding its operations to produce solar panel systems, and through the Merger Agreement and Operating Agreement with DRCI, engages in photovoltaic installation, integration and sales.
     The financial statements for the periods ended December 31, 2005 and September 30, 2005 covered the periods commencing on January 18, 2005, the date of inception of IAS HK.
2. Summary of Significant Accounting Policies
Principles of consolidation — The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. Intercompany balances, transactions and cash flows are eliminated on consolidation.
Cash and cash equivalents — Cash and cash equivalents include cash on hand, cash accounts and interest bearing savings accounts.
Non-cash investing activities — During the period ended September 30, 2006, the Company acquired net assets and liabilities of estimated fair values amounted to US$1,115,373 in aggregate. The consideration payable was included in other accrued liabilities and other current liabilities as of September 30, 2006 and was settled by cash subsequent to September 30, 2006.
Inventories — Inventories are stated at the lower of cost, determined by the weighted-average cost method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.
Plant and equipment — Plant and equipment is stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided on the straight line method based on the estimated useful lives of the assets as follows:

Plant and machinery	5 years
Furniture, fixtures and equipment	5 years
Leasehold improvements	the shorter of 5 years or the lease term
Goodwill — Goodwill is the excess of purchase price over the fair value of net assets acquired. The Company applies Statement of Financial Accounting Standards No. 142 “Goodwill and other Intangible Assets”, which requires the carrying value of goodwill to be evaluated for impairment on an annual basis, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented
Revenue recognition — The Company’s two primary business segments include cable and wire mechanical assemblies and photovoltaic systems installation, integration and solar panel sales.
In the cable, wire mechanical assemblies business, the Company recognizes the sales of goods when there is evidence of an arrangement, title and risk of ownership have passed (generally upon delivery), the price to the buyer is fixed or determinable and collectibility is reasonably assured. Generally there are no formal customer acceptance requirements or further obligations related to the assembly services once products are shipped. Customers do not have a general right of return on products shipped therefore the Company makes no provisions for returns. The Company determines its customer’s credit worthiness at the time the order is accepted.
In the photovoltaic systems installation, integration and product sales segment, revenue on product sales is recognized when there is evidence of an arrangement, title and risk of ownership have passed (generally upon delivery), the price to the buyer is fixed or determinable and collectibility is reasonably assured. Customers do not have a general right of return on products shipped therefore the Company makes no provisions for returns.
Revenue on photovoltaic system construction contracts is recognized using the percentage of completion method of accounting. At the end of each period, the Company measures the cost incurred on each project and compares the result against its estimated total costs at completion. The percent of cost incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as costs and estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines its customer’s credit worthiness at the time the order is accepted. Sudden and unexpected changes in customer’s financial condition could put recoverability at risk.
In the solar photovoltaic business, contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling and general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs irrefutable to claims is included in revenues when realization is probable and the amount can be reliably estimated.
Allowance for doubtful accounts — The Company regularly monitors and assesses the risk of not collecting amounts owed to the Company by customers. This evaluation is based upon a variety of factors including: an analysis of amounts current and past due along with relevant history and facts particular to the customer. It requires the Company to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for doubtful accounts.
Shipping and handling cost — Shipping and handling costs related to the delivery of finished goods are included in cost of goods sold. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, shipping and handling costs expensed to cost of goods sold were US$74,318, US$25,265 and US$70,506, respectively.
Product Warranties — In the cable and wire assembly business, the current standard product warranty for mechanical assembly product ranges from one to five years. The Company offers the industry standard of 25 years for the solar modules and industry standard five (5) years on inverter and balance of system components. Due to the warranty period, the Company bears the risk of extensive warranty claims long after the Company has shipped product and recognized revenue. In the cable and wire assembly business, historically the warranty claims have not been material. In the solar photovoltaic business the Company’s greatest warranty exposure is in the form of product replacement. Since the Company currently purchases these products from third-party suppliers and their warranties are consistent with industry standards the Company considers its financial exposure to warranty claims immaterial. Therefore the Company has not provided any warranty reserves in the financial statements.
Income taxes — Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year-end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.
Foreign currency translation — The consolidated financial statements of the Company are presented in U.S. dollars as the Company and its subsidiaries conduct substantially all of their business in U.S. dollars.
All transactions in currencies other than functional currencies during the year are translated at the exchange rates prevailing on the transaction dates. Related accounts payable or receivable existing at the balance sheet date denominated in currencies other than the functional currencies are translated at period end rates. Gains and losses resulting from the translation of foreign currency transactions and balances are included in income.
Aggregate net foreign currency transaction income/(losses) included in the income statement were US$2,016, US$640 and US$(10,344) for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively.
Comprehensive income (loss) — Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” establishes standards for reporting comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income, as defined, includes all changes in equity during the period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized (loss) of available-for-sale securities. For the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, comprehensive income (loss) was the same as net income (loss).
Post-retirement and post-employment benefits - IAS Shenzhen contributes to a state pension scheme in respect of its PRC employees. Neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.
     Use of estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. With respect to the acquisition of DRCI by the Company, the Company estimated the fair value of contracts acquire based on certain assumptions to be approximately US$637,000. The Company estimated the value of cost to each contract based on the current sales subcontractor commission rates.

3. Recently Issued Accounting Pronouncements
     In December 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, SFAS No. 123(R) supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees and amends SFAS No.95, “Statement of Cash Flows”. Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No.123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R). As a result, SFAS 123(R) will be effective from the beginning of the first annual reporting period after June 15, 2005, which is the period ending December 31, 2006 for the Company. In November 2006, the Company adopted an equity incentive plan and granted options to purchase up to 2,000,000 shares of its common stock.
     In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29”. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which is the fiscal year ending December 31, 2006. The adoption of SFAS No. 153 does not have a material effect on the Company’s consolidated financial position or results of operations.
     In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13 “Accounting for Purchase and Sales of Inventory with the Same Counterparty”. EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purpose of applying APB Opinion No. 29, “Accounting for Non-monetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company is evaluating the effect of the adoption of EITF 04-13. It is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.
     In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 does not have a material affect on the Company’s financial position, results of operations or cash flows.
     In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 does not have a material effect on the Company’s consolidated financial position or results of operations.
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company is currently evaluating the provisions of FIN 48.
     On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable of the fiscal 2008. The Company does not expect SAB 108 to have any impact on the consolidated financial statements.
     In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 157 to have any impact on the consolidated financial statements.
4. Inventories
     Inventories by major categories are summarized as follows:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Raw materials	80,327	307,557
Finished goods	—	795,418

	80,327	1,102,975

5. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Trade deposits to suppliers	70,983	280,286
Deferred costs	—	583,354 (1)
Rental and utility deposits	740	61,547
VAT Receivable	—	9,027
Advances to staff	—	16,773
Others	2,608	48,010

	74,331	998,997 (1)

(1)	As restated, see Note 17
6. Plant and Equipment
Plant and equipment consists of the following:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
At cost:
Plant and machinery	4,844	40,573
Furniture, fixtures and equipment	12,305	32,685 (1)
Leasehold improvements	—	72,249

Total cost	17,149	145,507 (1)
Less: accumulated depreciation and amortization	1,686	7,385

Net book value	15,463	138,122 (1)

(1)	As restated, see Note 17
7. Other Accrued liabilities and other current liabilities
Other accrued liabilities and other current liabilities consist of the following:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
		(Restated)
Trade deposits from customers	70,804	496,390 (1)
Accrued interest expenses	11,367	32,920
Accrued legal and professional fees	7,282	119,068
Consideration payable for the acquisition of DRCI	—	1,115,373 (1)
Other accrued expenses	438	347,956 (1)

	89,891	2,111,707 (1)

(1)	As restated, see Note 17

8. Income Taxes
United States
     The Company is incorporated in the United States of America and is subject to United States of America tax law. No provision for income taxes has been made for the Company as it has no taxable income for the periods. The applicable federal income tax rate is 34% and the applicable state tax rate is 9%.
Hong Kong
     A subsidiary of the Company is incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable profits tax rate for all periods is 17.5%. No provision for profits tax for the period ended December 31, 2005 has been made as the subsidiary did not generate net assessable income for that period.
China
     Enterprise income tax in the PRC is generally charged at 33%, of which 30% is for national tax and 3% is for local tax, of the assessable profit. The subsidiary of the Company is a wholly foreign-owned enterprise established in Shenzhen, the PRC, and is engaged in production-oriented activities; according to enterprise income tax laws for foreign enterprises, the national tax rate is reduced to 15%. Pursuant to the same income tax laws, the subsidiary is also exempted from the PRC enterprise income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years. The Company has yet to start its first profit-making year.
     The components of income taxes are as follows:

	January 18,		January 18,
	2005 (date of	Nine Months	2005 (date of
	inception) to	Ended	inception) to
	December	September	September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$
Current tax
- US	$—	$—	$—
- Hong Kong	—	37,697 (1)	34,427
- China	—	—	—

Deferred tax
- US	—	— (1)	—
- Hong Kong	(21,039)	21,039	—
- China	—	—	—

	$(21,039)	$58,736 (1)	$34,427

(1)	As restated, see Note 17

     Reconciliation between the provision for income taxes computed by applying the statutory tax rate in Hong Kong to income before income taxes and the actual provision for income taxes is as follows:

	January 18,			January 18,
	2005 (date of	Nine Months		2005 (date of
	inception) to	Ended		inception) to
	December	September		September
	31, 2005	30, 2006		30, 2005
	(Audited)	(Unaudited)		(Unaudited)
	US$	US$		US$
Provision for income taxes at Hong Kong statutory tax rate of 17.5%	(23,734)	(58,954	)(1)	27,209
Effect of different tax rates in other jurisdictions	(419)	(256,993	)(1)	(346)
Effect of expenses not deductible for tax purpose	—	450,544	(1)	—
Increase in valuation allowances	15,097	(56,569	)(1)	12,438
Others	(11,983)	(19,292	)(1)	(4,874)

	(21,039)	58,736	(1)	34,427

The components of deferred income tax are as follows:

	December	September
	31, 2005	30, 2006
	(Audited) US$	(Unaudited) US$
Deferred tax asset:
Net operating loss carry forwards	36,136	424,133	(1)
Less: Valuation allowances	(15,097)	(424,133	)(1)

	21,039	—
Deferred tax liability:
Temporary differences in recognition of deferred costs	—	—

Net deferred tax asset	21,039	$—	(1)

     Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable. At December 31, 2005, the Company had net operating loss carryforwards of US$21,039 and US$15,097 which are of unlimited carry forward and expire in 2011, respectively. At September 30, 2006, the Company had net operating loss carry forward of US$31,193 which will expire between 2011 and 2012 and of US$392,940 which will expire in 2027.

(1)	As restated, see Note 17
9. Revenue

	January 18, 2005		January 18, 2005
	(date of inception)	Nine Months	(date of inception)
	to	Ended	to
	December	September	September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$
Sales of cables and wires	1,340,813	2,273,425 (1)	1,142,931
Sales of solar panels	—	121,583	—
Photovoltaic installation, integration and sales	—	476,641	—
Processing of cables and wires	30,918	52,441	20,342

	1,371,731	2,924,090 (1)	1,163,273

(1)	As restated, see Note 17

10. Related Party Transactions
Service fees
     During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company paid service fees to IAS, Inc. amounting to US$889,878, US$556,174 and US$419,605, respectively. Darrell Hurley, an employee of IAS HK, held 100% interest in IAS, Inc. Included in the balance sheets were amounts due from IAS, Inc., of US$ nil, US$nil and US$5,746, respectively as at December 31, 2005, September 30, 2005 and September 30, 2006. The amounts outstanding are unsecured, interest-free and repayable on demand. This structure was utilized to provide payroll, shipping, sales and logistics support for the Company’s operations. The Company no longer conducts business with this related party.
     During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company paid service fees to Granite Bay Technologies, Inc. (“Granite Bay”) amounting to US$ nil, US$ nil and US$134,600, respectively. Stephen C. Kircher and Gerald R. Moore, prior to the exchange of shares between the Company and IAS HK, were majority owners of IAS HK with approximately 58% and 29% ownership, respectively. Included in the balance sheets were amounts due to Granite Bay, of US$ nil, US$ nil and US$19,149, respectively as at December 31, 2005, September 30, 2005 and September 30,2006. The amounts outstanding are unsecured, interest-free and repayable on demand. This structure was utilized to provide payroll, shipping, sales and logistics support for the Company’s operations. The Company no longer conducts business with this related party.
Short-term loans
     Details of the short-term loans are as follows:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Notes payable
Stephen C. Kircher (note a and note b)	—	320,000
SPI Nevada (note b)	—	1,405,000

Short-term loan

Loan from Hannex Investments Limited (“Hannex”) (note c)	245,000	245,000

	245,000	1,970,000

     Note a: Mr. Stephen C. Kircher is the major shareholder and a director of the Company. The loan is unsecured, bears interest at 8% per annum and is repayable on demand. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to Mr. Stephen C. Kircher amounting to US$ nil, US$ nil and US$3,245, respectively.
     Note b: Included in the amount is US$1,205,000 which was drawn from the revolving loan facility provided by SPI Nevada to the Company with maximum amount of US$2,500,000. The amount is repayable on March 31, 2007, secured by collateral, including all goods, accounts, equipment, inventory, intellectual property, chattel paper, instruments, investment property, letter-of-credit rights, documents, and all proceeds of the Company, and bears interest at 8% per annum.
     The remaining amount US$200,000 is repayable on demand, unsecured and bears interest at 8% per annum. Pursuant to an agreement signed among Mr. Stephen C. Kircher, SPI Nevada and the Company, Mr. Stephen C. Kircher agreed to subordinate the payment of that amount owed by the Company to him to that of SPI Nevada.
     During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to SPI Nevada amounting to US$ nil, US$ nil and US$3,691, respectively.
     Note c: Hannex is a shareholder of IAS HK. The loan is unsecured, bears interest at 8% per annum and is repayable on demand. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to Hannex amounting to US$11,367, US$6,444 and US$14,579, respectively.
11. Stock Option Plan
     On November 15, 2006, the Company adopted the 2006 Equity Incentive Plan (the “Plan”) which permits the Company to grant stock options to directors, officers or employees of the Company or others to purchase shares of common stock of the Company through the awards of Incentive and Nonqualified Stock Options (“Options”), Incentive Stock Options and Stock Appreciation Rights (“SARs”).

     The Plan permits the total number of common stock reserved and available for award be equal to 2,000,000 shares of common stock of which the number of shares of common stock reserved and available for award of Incentive Stock Options will be 250,000.
     The effective date of the Plan will be within twelve months of the adoption of the Plan.
     Each Option and all rights or obligations thereunder will expire on such date as will be determined by the Company, but not later than ten years after the date of grant and five years in the case of an Incentive Stock Option when the optionee owns more than 10% (“Ten Percent Stockholder”) of the total combined voting power of all classes of stock of the Company, and will be subject to earlier termination as hereinafter provided.
     The exercise price of any Option will be determined by the Company when the Option is granted and may not be less than 100% of the fair market value of the shares on the date of grant, and the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than 110% of the fair market value of the shares on the date of grant. The exercise price per share of an SAR will be determined by the Company at the time of grant, but will in no event be less than the fair market value of a share of Company’s stock on the date of grant.
     On December 28, 2006, the Company granted 2,000,000 restricted stock awards and options with an exercise price of $1.00 per share.
12. Commitments and Contingencies
     Operating leases — The Company leases premises under various operating leases. Rental expenses under operating leases included in the statement of income were US$18,417, US$9,285 and US$44,292 for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively. The Company was obligated under operating leases requiring minimum rentals as follows:

Three months ending December 31, 2006	$66,102
Years ending December 31,
2007	243,428
2008	243,428
2009	110,008

Total minimum lease payments	$662,966

13. Employee Benefits
     The Company’s subsidiary in the PRC contributes to a state pension scheme run by the Chinese government in respect of its employees in China. The expense related to this plan, which is calculated at average rates of 8%, 8% and 9% of the average monthly salary for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively. Amounts charged to income statements were US$4,813, US$1,923 and US$9,833 for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively.
14. Operating Risk
     Concentrations of Credit Risk and Major Customers — A substantial percentage of the Company’s sales are made to a small number of customers and are typically sold either under letters of credit or on open account basis. Details of customers accounting for 10% or more of total net sales for each of the periods ended December 31, 2005, September 30, 2005 and September 30, 2006 are as follows:

	January 18,	Nine	January 18, 2005
	2005 (date of	Months	(date of inception)
	inception)	Ended	to
	December	September	September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
Flextronics	$ *	$1,333,033	$ *
Motion Control Inc.	340,130	*	278,446
Occam Networks	*	396,567	*
Poway	*	346,554	*
Siemens Transportation Systems, Inc.	250,811	—	165,017
Surge Technologies	*	514,113	*
Tellabs	549,919	*	540,842

*	Less than 10%

Sales to the above customers relate to cable and wire assemblies and photovoltaic installation, integration and sales.
Details of the amounts receivable from the five customers with the largest receivable balances at December 31, 2005 and September 30, 2006, respectively, are as follows:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
Flash Electronics	$297	$ N/A
Flextronics	N/A	572,125
Motion Control Inc.	5,590	N/A
Occam Networks	10,084	96,830
Poway	N/A	346,554
Siemens Transportation Systems, Inc.	38,510	N/A
Sundance Power LLC	N/A	121,583
Surge Technologies	202	327,728

	$54,683	$1,464,820

     There were no provisions for bad debts expense charged to the income statement for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006.
     Credit risk — The Company is exposed to credit risk from its cash held at banks and fixed deposits and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are reputable financial institutions. Accounts receivable are subjected to credit evaluations. Allowance for estimated irrecoverable amounts is assessed by reference to past default experience and the current economic environment.
     Foreign currency risk — Most of the transactions of the Company were settled in U.S. dollars. Because most of the foreign currency transactions that the Company enters into are transacted in U.S. dollars, the Company believes that future foreign currency exchange rates should not materially adversely affect the overall financial position, results of operations or cash flow.
15. Fair Value of Financial Instruments
     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and are reasonable estimates of their fair values. All the financial instruments are for trade purposes.
16. Geographical Information
     The Company has two reportable segments: (i) cable, wire and mechanical assemblies sales and processing “cable, wire and mechanical assemblies”), and (ii) photovoltaic installation, integration and sales and solar panel sales (“Photovoltaic installation, integration and sales”. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquisition was retained.
     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

     Contributions of the major activities, profitability information and asset information of the Company’s reportable segments for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006 are as follows:

	January 18, 2005 (date of inception) to					Nine months ended			January 18, 2005 (date of inception) to
	December 31, 2005			September 30, 2006					September 30, 2005
	Net	Intersegment	Profit (loss)	Net		(Restated) Intersegment	Profit (loss)		Net	Intersegment	Profit (loss)
	sales	Sales		sales		Sales			sales	Sales

Segment:
Cable, wire and mechanical assemblies	$1,371,731	$—	$(135,623)	$2,325,866	(1)	$—	$569,842	(1)	$1,163,273	$—	$155,479
Photovoltaic installation, integration and sales	—	—	—	598,224		—	(906,721)		—	—	—

Segment total	1,371,731	—	(135,623)	2,924,090		—	(336,879	)(1)	1,163,273	—	155,479

Reconciliation to consolidated totals:
Sales eliminations	—	—	—	—		—	—			—	—

Consolidated totals:
Net sales	$1,371,731	$—		$2,924,090	(1)	—			$1,163,273	—

Income before income taxes			$(135,623)				$(336,879	)(1)			$155,479

	January 18, 2005				January 18, 2005
	(date of inception) to			Nine months ended	(date of inception) to
	December 31, 2005		September 30, 2006		September 30, 2005
	Interest	Interest	Interest	Interest	Interest	Interest
	income	expenses	income	expenses	income	expenses

Segment:
Cable, wire and mechanical assemblies	$33	$(11,367)	$85	$—	$14	$(6,444)
Photovoltaic installation, integration and sales	—	—	—	—	—	—
Unallocated	—	—	—	(21,553)	—	—

Consolidated total	$33	$(11,367)	$85	$(21,553)	$14	$(6,444)

16. Geographical Information (Continued)

	January 18, 2005 (date of inception) to			Nine months ended				January 18, 2005 (date of inception) to
	December 31, 2005			September 30, 2006				September 30, 2005
			Depreciation			(Restated)	Depreciation			Depreciation
	Identifiable	Capital	and	Identifiable		Capital	and	Identifiable	Capital	and
	assets	expenditure	amortization	assets		expenditure	amortization	assets	expenditure	amortization

Segment:
Cable, wire and mechanical assemblies	$310,228	$17,149	$(1,686)	$2,707,714		$75,259	$(3,371)	$467,752	$17,100	$(847)
Photovoltaic installation, integration and sales	—	—	—	1,592,043	(1)	45,104	(2,328)	—	—	—

Consolidated total	$310,228	$17,149	$(1,686)	$4,299,757	(1)	$120,363	$(5,699)	$467,752	$17,100	$(847)

     Since all the goods of the Company were sold to the United States, no analysis of sales by geographical location is presented.
     The locations of the Company’s identifiable assets are as follows:

	December	September	September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
		(Restated)

Hong Kong	$165,116	$1,016,249	$391,007
China	145,112	1,691,465	76,745
US	—	1,592,043	—

	$310,228	$4,299,757 (1)	$467,752

(1)	As restated, see Note 17

17. Restatement — Interim period, Nine Months Ended September 30, 2006 (Unaudited)
     In conjunction with the final determination of the purchase price of DRCI and related allocation of such price to the estimated fair value of the acquired assets and liabilities, the Company determined that it had overstated the purchase price by $331,192. The Company determined that $331,192 of certain operating expenses of DRCI from June 1, 2006 to September 30, 2006 for which it was obligated to reimburse the seller under the terms of the Operating Agreement were incorrectly recorded as part of the purchase price. The purchase price has been restated to reflect this change from $1,446,565 to $1,115,373. The Company also made a final determination of the allocation of the remaining elements of the purchase price. Other current assets were reduced by $331,192 to reflect the amount of certain operating expenses of DRCI from June 1, 2006 to September 30, 2006 which it was obligated to reimburse to the seller under the terms of the Operating Agreement, plant and equipment was reduced by $1,032 to reflect in net of depreciation, goodwill was adjusted to reflect the reversal of the deferred tax liability of $267,577 and the effect of the $1,032 change in plant and equipment. The following table shows the changes in the allocation of purchase price:

	For the Nine Months Ended
Purchase Price Allocation	September 30, 2006 (Unaudited)
	As previously
	reported	As Restated
Inventories	$35,341	$35,341
Other current assets	968,281	637,089
Plant and equipment	9,027	7,995
Goodwill	701,493	434,948
Deferred tax liability	(267,577)	—

Purchase price payable	$1,446,565	$1,115,373

     The Company also determined that the following restatements were required to the interim financial statements for the period January 18, 2005 (date of inception) to December 31, 2005, the nine months ended September 30, 2006 and the period January 18, 2005 (date of inception) to September 30, 2005:
For the period January 18, 2005 (date of inception) to December 31, 2005:
     $74,318 of shipping costs was incorrectly charged to selling expenses. These costs have reclassified to cost of goods sold, having no effect on the retained deficit. This reclassification decreased gross margin by $74,318 and decreased operating expenses by an equal amount having no effect on the operating loss.
For the nine months ended September 20, 2006:
     Revenues were overstated by $380,800 for a customer deposit incorrectly classified as revenue has been reclassified to the liability trade deposits from customers, increasing the retained deficit. Other income was overstated by $37,979 for customer tooling deposits which were incorrectly classified as other income. These tooling deposits have been reclassified to the liability trade deposits from customers increasing the retained deficit. Selling expenses of $301,951 were incorrectly charged to cost of goods sold. They have been reclassified to selling expenses having no effect on the retained deficit. $70,506 of shipping costs was incorrectly charged to selling expenses. They have been reclassified to costs of goods sold, having no effect on the retained deficit. Selling expenses of $29,241 were incorrectly recorded as prepaid expenses. They have been reclassified to selling expenses increasing the retained deficit. Income taxes were increased by $177,555 and was restated to account for the reversal of the deferred tax asset of $313,858, which was incorrectly recognized, increasing the retained deficit and recalculated to account for the reduction in profit before taxes as a result of the overstated revenue and other income by $142,303 reducing the retained deficit.
For the period January 18, 2005 (date of inception) to September 30, 2005:
     $25,265 of shipping costs was incorrectly charged to selling expenses. These have been reclassified to cost of goods sold having no effect on the retained deficit. This reclassification decreased gross margin by $25,265 and decreased operating expenses by an equal amount, having no effect on the operating loss.
The following table shows the effect of these changes on the financial statements:

	January 18, 2005 (date of		For the Nine Months Ended		January 18, 2005 (date of inception)
	inception) to December 31, 2005		September 30, 2006 (unaudited)		to September 30, 2005
	As Previously		As Previously		As Previously
Consolidated Statements of Operations	Reported	As Restated	Reported	As Restated	Reported	As Restated
Revenue	$—	$—	$3,304,890	$2,924,090	$—	$—
Cost of goods sold	409,828	484,146	1,876,281	1,644,836	325,558	350,823
Gross profit	961,903	887,585	1,428,609	1,279,254	837,715	812,450
Selling expenses	74,886	568	105,681	366,367	25,265	—
Other operating income			42,302	4,323
Income (loss) before income taxes			111,141	(336,879)
Income tax (benefit) expense			(112,819)	58,736
Net income (loss)			223,960	(395,615)

Consolidated Balance Sheet

Prepaid expenses and other current assets			$1,028,238	$998,997
Total current assets			3,755,928	3,726,687
Plant and equipment			139,154	138,122
Goodwill			701,493	434,948
Deferred tax asset			46,281	—
Total assets			4,642,856	4,299,757
Accrued liabilities and other current liabilities			1,692,928	2,111,707
Income taxes payable			180,000	37,697
Total current liabilities			4,515,531	4,792,007
Retained earnings (deficit)			109,376	(510,199)
Total stockholders’ equity (deficit)			127,325	(492,250)
Total liabilities and stockholders’ equity			4,642,856	4,299,757

Consolidated Statements of Stockholders’ Equity

Net income (loss) (unaudited) September 30, 2006
Retained earnings (deficit) column			223,960	(395,615)
Total stockholders’ equity (deficit) column			223,960	(395,615)
Balance at September 30, 2006 (unaudited)
Retained equity (deficit) column			109,376	(510,199)
Total stockholders’ deficit column			127,325	(492,250)

Consolidated Statements of Cash Flows

Net income (loss)			223,960	(395,615)
Prepaid expenses and other current assets			14,374	(287,577)
Deferred tax asset			(292,819)	21,039
Other accrued liabilities and other current liabilities			156,472	906,443
Income taxes payable			180,000	37,697

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Independent Auditor’s Report and Financial Statements
For the period from July 26, 2005 (date of inception) to December 31, 2005
Independent Auditor’s Report
To the Shareholders and Directors of Dale Renewables Consulting, Inc.:
We have audited the accompanying balance sheet of Dale Renewables Consulting, Inc. (a development stage company) (the Company) as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the period from July 26, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dale Renewables Consulting, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from July 26, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Macias Gini & O’Connell LLP
Certified Public Accountants
Sacramento, California
October 30, 2006 (November 15, 2006 as to the fourth paragraph of Note 9)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Balance Sheet
As of December 31, 2005

Assets
Current Assets
Security Deposit	$2,546

Total Current Assets	2,546

Property and Equipment, net	24,785

Total Assets	$27,331

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts Payable	$9,201
Accrued Expenses	6,991
Due to Related Party	179,399

Total Current Liabilities	195,591

Total Liabilities	195,591

Stockholders’ Deficit
Common Stock
Class A, no par value; 500,000 shares authorized; 333,334 issued and outstanding	—
Class B, no par value; 500,000 shares authorized; none issued and outstanding	—
Deficit Accumulated During Development Stage	(168,260)

Total Stockholders’ Deficit	(168,260)

Total Liabilities and Stockholders’ Deficit	$27,331

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statement of Operations

			July 26, 2005	July 26, 2005
		July 26, 2005	(date of	(date of
	For Nine	(date of	inception)	inception)
	Months Ended	inception)	to	to
	September 30,	to	September 30,	December 31,
	2006	September 30, 2006	2005	2005
	Unaudited	Unaudited	Unaudited	Audited
	— -
Net revenue	$784,615	$784,615	$—	$—
Cost of sales	638,533	638,533	—	—

Gross margin	146,082	146,082	—	—

Operating expense:
Sales and marketing	7,948	7,948	—	—
General and administrative	371,388	539,648	82,284	168,260

Total operating expenses	379,336	547,596	82,284	168,260

Operating loss	(233,254)	(401,514)	(82,284)	(168,260)

Other expense	(27,287)	(27,287)	—	—

Net loss	$(260,541)	$(428,801)	$(82,284)	$(168,260)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from July 26, 2005 (date of inception) to December 31, 2005

			Deficit
			Accumulated
	Common Stock		During	Total
			Development	Stockholders’
	Shares		Stage	Deficit
Balance beginning July 26, 2005	—	$—	$—	$—
Issuance of Founders’ Stock	333,334	—	—	—
Net loss	—	—	(168,260)	(168,260)

Balance, December 31, 2005	333,334	$—	$(168,260)	$(168,260)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statements of Cash Flows

		July 26, 2005	July 26, 2005	July 26, 2005
		(date of	(date of	(date of
	For Nine Months	inception) to	inception) to	inception) to
	Ended September	September 30,	September 30,	December 31,
	30, 2006	2006	2005	2005
	Unaudited	Unaudited	Unaudited	Audited
Cash Flows from Operating Activities	$(260,541)	$(428,801)	$(82,284)	$(168,260)
Net loss
Adjustments to reconcile net loss to cash used by operating activities
Depreciation	5,769	6,833	—	1,064
Change in:
Security deposit	—	(2,546)	—	(2,546)
Accounts receivable	(450,025)	(450,025)	—	—
Inventory	(35,340)	(35,340)	—	—
Accounts payable	62,774	71,975	3,870	9,201
Accrued expenses	5,523	12,514	—	6,991

Net cash used by operating activities	(671,840)	(825,390)	(78,414)	(153,550)

Cash Flows from Investing Activities:
Purchase of property and equipment	(758)	(26,607)	(3,990)	(25,849)

Net cash used by investing activities	(758)	(26,607)	(3,990)	(25,849)

Cash Flows from Investing Activities
Borrowings from related party	672,598	851,997	82,404	179,399

Net cash provided by financing activities	672,598	851,997	82,404	179,399

Net increase in cash	—	—	—	—
Cash at beginning of period	—	—	—	—

Cash at end of period	$—	$—	$—	$—

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2005
     Reference to “the Company” in this section refers historically to the operations of DRCI.
Note 1 — Organization and Basis of Presentation
Dale Renewables Consulting, Inc. (the Company) was incorporated in the State of California on July 26, 2005. The Company’s business is the design and installation of photovoltaic cells in both residential and commercial settings. At December 31, 2005, the Company was primarily focused on the recruitment of personnel and the raising of capital and had not commenced planned principal operations. As a result, the accompanying financial statements have been presented on a development stage basis.
Note 2 — Losses During Development Stage and Management’s Plans
Since inception, the Company has incurred losses totaling $168,260, had a working capital deficit of $193,045 at December 31, 2005 and is entirely dependent upon an affiliated entity to fund its operations (See Note 5). The Company’s ability to continue as a going concern is dependent upon its ability to obtain sufficient funds to recruit personnel and to successfully market its design and installation services.
Management of the Company believes that funding from the affiliated entity, debt or equity proceeds from third parties or the potential sale of the business to an entity with a larger amount of resources will allow it to continue operations. However, there can be no assurance that the Company will obtain sufficient funding, or generate sufficient revenues to provide positive cash flows from operations, to permit the Company to realize its plans. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 3 — Summary of Significant Accounting Policies
Use of Estimates — In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect certain amounts and disclosures. Actual results could materially differ from those estimates under different assumptions or conditions.
Revenue recognition — Revenue on photovoltaic product sales is recognized when there is evidence of an arrangement, title and risk of ownership have passed (generally upon delivery), the price to the buyer is fixed or determinable and collectibility is reasonably assured. Customers do not have a general right of return on products shipped therefore we make no provisions for returns.
Revenue on photovoltaic construction contracts is recognized using the percentage of completion method of accounting. At the end of each period, the Company measures the cost incurred on each project and compares the result against its estimated total costs at completion. The percent of cost incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. The Company determines its customer’s credit worthiness at the time the order is accepted. Sudden and unexpected changes in customer’s financial condition could put recoverability at risk.
Interim Financial Information — The Company’s statements of operations and statements of cash flows for the nine months ended September 30, 2006, for the period from July 26, 2005 (date of inception) to September 30, 2006 and for the period from July 26, 2005 (date of inception) to September 30, 2005 are unaudited, and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary to present the results of operations for such periods then ended. Subsequent to the Company’s acquisition by Solar Power, Inc., a California corporation, the Company has been operated as a business unit of Solar Power, Inc., a California corporation. The interim statement of operations for the nine months ended September 30, 2006 have been derived in part from the consolidated financial statements and accounting records of Solar Power, Inc., a California corporation. Solar Power, Inc., a California corporation provides certain administrative, management and other services to the Company. The reported 2006 interim statement of operations would differ from those that would have resulted had the Company operated independently of Solar Power, Inc.
Cash and Cash Equivalents — The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. At December 31, 2005, the Company held no cash and cash equivalents.
Property and Equipment — Property and equipment is recorded at cost and depreciated using the straight-line method, as follows:

Computer Equipment	3 years
Office Equipment	5 years
Repairs and maintenance are charged to operations as incurred and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, is removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.
Product Warranties — In the Company’s photovoltaic construction contracts its greatest warranty exposure is in the form of product replacement. Since the Company currently purchases these products from third-party suppliers, their warranties are consistent with industry standards and the Company specifically disclaims any warranty on such contracts, the Company considers its financial exposure to warranty claims for solar panels and inverters immaterial.
Income Taxes — The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No.109, Accounting for Income Taxes, which requires the use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Advertising Costs — Advertising costs are expensed as incurred. Advertising expense was $1,872 for the period from July 26, 2005 (date of inception) to December 31, 2005.
Comprehensive Income (loss) — There were no items of comprehensive income (loss) and therefore comprehensive income (loss) was the same as net income (loss) for the period presented.
Recent Accounting Pronouncements — In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN No. 48 is effective for the Company beginning in January 1, 2007. The Company does not believe that the adoption of FIN No. 48 will have a material impact on its financial position, results of operation or cash flows.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.
Note 4 — Property and Equipment
Property and equipment consist of the following at December 31, 2005:

Office equipment	$20,286
Computer equipment	5,563

Total property and equipment	25,849
Accumulated depreciation	(1,064)

$24,785

Note 5 — Due to Related Party
Concurrent with its formation, the Company entered into a funding arrangement with an entity controlled by its CEO (Affiliated Entity). Under the funding arrangement, operating costs and capital expenditures of the Company were paid on behalf of the Company by the Affiliated Entity. There is no stated maturity date. There is no stated interest rate on amounts advanced under the arrangement. The Company has not imputed interest on the amounts advanced due to the nature of its relationship with the Affiliated Entity. At December 31, 2005, the Company owed $179,399 under this arrangement.
Note 6 — Income Taxes
The Company had no income tax provision for the period from July 26, 2005 (date of inception) to December 31, 2005. At December 31, 2005, the Company had net deferred tax assets of approximately $72,000, primarily related to net operating losses. Because the realization of tax benefits related to the

Company’s net deferred tax assets is uncertain, a full valuation allowance has been provided against the net deferred tax asset. During the period from July 26, 2005 (date of inception) to December 31, 2005, the valuation allowance increased by $72,000. At December 31, 2005 the Company had net operating losses of approximately $168,000 for federal and state income tax purposes. Such net operating losses will expire in 2025 and 2015, respectively. Under Section 382 of the Internal Revenue Code, a change in ownership of the Company entity may create limitations on the utilization of its net operating losses.
Note 7 — Stockholders’ Equity
The Company’s articles of incorporation authorize the Company to issue up to 500,000 each of Class A and Class B common stock. Shares of Class A and Class B common stock have similar rights and privileges except that Class B shareholders do not have voting rights. At December 31, 2005, there were no Class B shares outstanding.
Note 8 — Related Party Transactions
At December 31, 2005, the Company owed $179,399 under a funding arrangement with the Affiliated Entity (See Note 5). Professional fees for the period from July 26, 2005 (date of inception) to December 31, 2005 include $44,242 related to administrative services provided by the Affiliated Entity to the Company.
During the period from July 26, 2005 (date of inception) to December 31, 2005, the Company incurred rent expense of $15,124 for office space it rented from the Affiliated Entity under the terms of a sublease that ended in May 2006.
Interim period disclosure — For the nine months ended September 30, 2006, the Company borrowed $672,598 from a related party for working capital to fund operations.
Note 9 — Subsequent Events
In January 2006, the Company issued 166,666 shares of Class A common stock to a newly hired officer of the Company. The Company received no proceeds from the issuance of these shares.
In August 2006, Solar Power, Inc., a California corporation and the Affiliated Entity formalized an acquisition agreement (the Merger Agreement) Solar Power, Inc., a California corporation, and entered into an Assignment and Interim Operating Agreement (the “Operating Agreement”). Under the terms of the Operating Agreements, Solar Power, Inc., a California corporation had a contractual agreement to absorb 100% of the Company’s operations as of June 1, 2006. In addition, Solar Power, Inc., a California corporation did not reallocate any of the Company’s expected losses or residual returns.
Under the terms of the acquisition agreement, the shareholders of the Company agreed to the Company being acquired in exchange for $500,000 cash, the assumption of any balances owed to the Affiliated Entity, shares of Solar Power, Inc.’s, a California corporation common stock with an estimated fair value of $500,000, the granting of certain future franchise rights to certain of the Company’s shareholders and potential contingent payments up to $500,000.
In November 2006, the Company agreed to modify its acquisition agreement with Solar Power, Inc., a California corporation, and on November 15, 2006 was acquired by Solar Power, Inc., a California corporation in exchange for $1,115,373 in cash, and $331,192 for expenses incurred by the Affiliated Entity on behalf of Solar Power, Inc., a California corporation under the Operating Agreement in lieu of any and all other forms of consideration.

(b) PRO FORMA FINANCIAL INFORMATION
Introductory Notes
     Reverences to “We,” “our,” the “Company” or “us” in this section refers to Solar Power, Inc., a California corporation.
The Transaction
     On December 29, 2006, we completed the merger contemplated by the certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, Second Amendment to the Agreement and Plan of Merger dated December 1, 2006, and Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement”), by and among us, Solar Power, Inc., a California corporation, and our wholly-owned subsidiary, Welund Acquisition Corp., a Nevada corporation (“Merger Sub”) as previously reported on Current Reports on Form 8-K filed with the SEC on August 29, 2006, October 26, 2006, December 6, 2006, and December 22, 2006, pursuant to which our Merger Sub merged with and into Solar Power, Inc., a California corporation with Solar Power, Inc., a California corporation surviving as our wholly owned subsidiary (the “Merger”).
     This Merger was treated as a reverse acquisition with Solar Power, Inc., a California corporation, considered as the acquiring entity for accounting purposes. The assets and liabilities of Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.), consisting primarily of cash and cash equivalents of $11,214,007 were recorded at their historical values.
     In connection with the Merger, (a) we issued an aggregate of 14,500,000 shares of our restricted common stock to the existing shareholders of Solar Power, Inc., a California corporation in exchange for the cancellation of the outstanding shares of common stock of Solar Power, Inc., a California corporation owned by the Solar Power, Inc., a California corporation shareholders, (b) we substituted a total of 2,000,000 outstanding restricted stock awards and options of Solar Power, Inc., a California corporation, with our restricted stock awards and options to purchase shares of our common stock on the same terms and conditions as their Solar Power, Inc., a California corporation options, and (c) replaced our officers and directors with the officers and directors of Solar Power, Inc., a California corporation who assumed control of the combined companies.
     As a closing condition to the Merger, we sold our pool of finance receivables to Village Auto, LLC, a California limited liability and affiliate of Robert Freiheit, our former director, president and chief executive officer.

DRCI Acquisition
     In February 2005 Dale Renewables Consulting, Inc., (“DRCI”), a California corporation was formed to engage in the business of solar modules and systems installation, integration and sales. In May 2006, Solar Power, Inc., a California corporation, and Dale Stickney Construction, Inc., (“DSCI”) the parent of DRCI, agreed in principle on the acquisition of DRCI by Solar Power, Inc., a California corporation, and entered into an operating agreement with DRCI providing that Solar Power, Inc., a California corporation would effectively be responsible for all current operations, liabilities, and revenues, effective June 1, 2006, as contemplated by the proposed merger agreement.
     In August 2006, Solar Power, Inc., a California corporation, and DRCI completed the Agreement and Plan of Merger (the “Merger Agreement”), including the Assignment and Interim Operating Agreement (the “Operating Agreement”) which was an exhibit to the Merger Agreement,. The Operating Agreement obligated Solar Power, Inc., a California corporation, to provide all financing necessary for DRCI’s operations subsequent to June 1, 2006 until the consummation of the acquisition in exchange for all the revenues generated from its operations. The Operating Agreement also provided that Solar Power, Inc. was to provide all management activities of DRCI on its behalf from June 1, 2006 until the consummation of the acquisition. The Company has taken the position that DRCI was a variable Interest Entity based upon the accounting literature found in FIN 46 (R), paragraph 5. In addition, based upon Fin 46 (R), paragraph 6, footnote 12, the Company had pecuniary interest in DRCI that began on June 1, 2006. Finally, Fin 46 (R), paragraph 14 supports the Company’s position to consolidate as of June 1, 2006 because it absorbed DRCI’s losses and had a contractual right to expect residual returns. Solar Power, Inc., a California corporation, acquired DRCI in order to accelerate its entry into the California market for sale and installation of solar systems, including assumption of the installation and construction contracts that DRCI had at that time.
     On November 15, 2006, the Company completed the acquisition of DRCI, paying $1,115,373 in cash in exchange for 100% of the outstanding shares of DRCI. The acquisition of DRCI provided Solar Power, Inc., a California corporation, with an experienced photovoltaic sales and installation team.
     Neither DRCI nor its affiliates had any prior affiliation with Solar Power, Inc., a California corporation, or any of its officers, directors or major shareholders. Mr. James Underwood was the former CEO for DRCI and remains the current CEO for DSCI. There are no continuing relationships or arrangements between us and DSCI.
The Entities Involved
     Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.), Solar Power Inc., a California corporation, and Dale Renewables Consulting, Inc., a California corporation (“DRCI”) acquired by Solar Power, Inc., a California corporation effective June 1, 2006 closing on November 15, 2006.

Pro-Forma Reporting Periods
     Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.), Solar Power, Inc., a California corporation and DRCI all report on a calendar year ending December 31.
Statements of Operations
     For the period ended September 30, 2006 Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) and Solar Power, Inc., a California corporation reported nine months of operations. Dale Renewables Consulting, Inc. a California corporation (“DRCI”), reported five months of operations from January 1, 2006 through May 31, 2006. From June 1, 2006 DRCI’s results were consolidated with Solar Power, Inc., a California corporation.

UNAUDITED PRO FROMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006

	Solar Power,
	Inc., a Nevada
	corporation	Solar Power,
	(Formerly	Inc., a
	Welund Fund,	California	Pro Forma
	Inc.)	corporation	Adjustments	Note	Combined
ASSETS
Current Assets

Cash and cash equivalents	$9,650,779	$46,026	5,190,021	(2)	$14,886,826
Accounts receivable	—	1,572,943	—		1,572,943
Notes receivable from SPI-CA	1,405,000	—	(1,405,000)	(1)	—
Accrued interest receivable from SPI-CA	3,828	—	(3,828)	(1)	—
Receivable from related party	515	—			515
Inventories	—	1,102,975	—		1,102,975
Amounts due from affiliates	—	5,746	—		5,746
Prepaid loan servicing fees receivable from related party	6,444	—			6,444
Finance receivables, net of discount	21,621	—			21,621
Prepaid expenses and other current assets	—	998,997			998,997

Total Current Assets	11,088,187	3,726,687	3,781,193		18,596,067

Plant and equipment, net	—	138,122	—		138,122
Goodwill	—	434,948			434,948

Total Assets	$11,088,187	$4,299,757	$3,781,193		$19,169,137

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities
Short-term loans from affiliates	$25,557	$1,970,000	$(1,408,828)	(1)	$586,729
Accounts payable	—	491,198	—		491,198
Financing costs payable	597,927	—	—		597,927
Accrued payroll and employee benefits	—	162,256	—		162,256
Accrued registration costs	75,000	—	1,175,709	(3)	1,250,709
Other current and accrued liabilities	—	2,111,707	—		2,111,707
Amounts due affiliates	—	19,149	—		19,149
Income taxes payable	—	37,697	—		37,697

Total Current Liabilities	698,484	4,792,007	(233,119)		5,257,372

Stockholders’ Equity
Common stock	1,248	1,460	519		3,227
Additional paid in capital	10,512,428	16,489	4,013,793	(3)	14,542,710
Deficit accumulated during development stage		—			—
Retained earnings	(123,973)	(510,199)	—		(634,172)

Total Stockholders’ Equity	10,389,703	(492,250)	4,014,312		13,911,765

Total Liabilities and Stockholders’ Equity	$11,088,187	$4,299,757	$3,781,193		$19,169,137

(1)	Gives effect to the elimination of amounts due to SPI-NV from SPI-CA

(2)	Gives effect to the following: (a) a reverse 3 for 1 stock split of SPI-NV; (b) elimination of 333,334 shares from DRCI in November 2006; © issuance of 500,000 shares of SPI-CA in December 2006; and (d) issuance of 16,000,000 shares in the private offering by SPI-NV in September and October 2006 and the issuance of 14,500,000 shares of SPI-NV in exchange for the outstanding shares of SPI-CA, (e) 100,000 restricted shares issued to the independent directors less financing costs and the elimination of the financing receivables of SPI-NV sold pursuant to the Agreement. The private placement generated $16,000,000 in cash for the Company less costs of approximately $1,512,000.

(3)	Gives effect to the accrual of costs relating to the $16,000,000 private placement

SOLAR POWER, INC.
UNAUDITED PRO FROMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR JANUARY 18, 2005 (DATE OF INCEPTION) TO DECEMBER 31, 2005

		Dale Renewables
	Solar Power,	Consulting, Inc., a
	Inc., a California	California
	corporation	corporation	Combined
Revenues	$1,371,731	$—	$1,371,731
Total Revenue	1,371,731	—	1,371,731
Cost of goods sold	484,146	—	484,146

Gross profit	887,585	—	887,585

Operating expenses
Selling expnese	568	—	568

General and administrataive expenses	1,013,289	168,260	1,181,549

Total operating expenses	1,013,857	168,260	1,182,117

Operating loss	(126,272)	(168,260)	(294,532)

Other income (expense)
Interest expense	(11,367)	—	(11,367)
Non-operating income, net	2,016	—	2,016
Total other expense	(9,351)	—	(9,351)

Loss before income taxes	(135,623)	(168,260)	(303,883)
Income tax expense	(21,039)	—	(21,039)

Net loss	(114,584)	(168,260)	(282,844)

Shares outstanding	32,266,667		32,266,667

Earnings per share — basic			$(0.01)

SOLAR POWER, INC.
UNAUDITED PRO FROMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006

			Dale
			Renewables
			Consulting,
	Solar		Inc., a
	Power, Inc.,		California
	a Nevada		corporation
	corporation	Solar	for January
	(Formerly	Power, Inc.,	1 through
	Welund	a California	May 31,
	Fund, Inc.)	corporation	2006	Combined
Revenues	$3,880	$2,924,090	$246,899	$3,174,869
Cost of revenues	—	1,976,028	163,982	2,140,010

Gross profit	3,880	948,062	82,917	1,034,859

Operating expenses
Selling expense	—	35,175	4,959	40,134
General and administrative expenses	51,087	1,232,536	213,200	1,496,823

Total operating expenses	51,087	1,267,711	218,159	1,536,957

Operating loss	(47,207)	(319,649)	(135,242)	(502,098)

Other income (expense)
Interest income (expense)	—	(21,553)	(14,541)	(36,094)
Non-operating income, net	—	4,323	—	4,323

Total other expense	—	(17,230)	(14,541)	(31,771)

Loss before income taxes	(47,207)	(336,879)	(149,783)	(533,869)
Income tax expense	—	58,736	—	58,736

Net (loss) income from continuing operations	(47,207)	(395,615)	(149,783)	(592,605)

Shares outstanding		32,266,667		32,266,667

Loss per share				$(0.02)